UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road
Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 - OTHER EVENTS

On November 10, 2026, Guerrilla RF, Inc. (the “Company”) filed pro forma condensed consolidated balance sheets as of September 30, 2026 (the “Pro Forma Financial Information”) as part of the Company’s application for listing on the Nasdaq Capital Market.

As previously disclosed, on August 2, 2024, the Company entered into a Securities Purchase Agreement (the “North Run Purchase Agreement”)  with NR-PRL Partners, LP, a Delaware limited partnership and an affiliate of North Run Capital, LP (the “Buyer”) pursuant to which the Company issued 22,000 shares of Series A convertible preferred stock (the “Preferred Shares”) to the Buyer. Under the terms of the North Run Purchase Agreement, the Preferred Shares are convertible into 7,213,115 shares of the Company’s common stock (the “Common Stock”) immediately prior to the initial listing of the Common Stock on a national securities exchange. Also pursuant to the North Run Purchase Agreement, the Company issued warrants to purchase an aggregate of 2,885,246 shares of Common Stock to the Buyer (the “North Run Warrants”).

In connection with the North Run Purchase Agreement, the Company determined it should classify previously issued warrants to purchase an aggregate of 2,895,709 shares of Common Stock (the “Historical Warrants”) as Level 3 warrant liabilities and carry such Historical Warrants at fair value using a Black-Scholes call option model pursuant to the analysis of a certain tender offer provision (the “Tender Offer Provision”) within the Historical Warrants wherein, in the event of a cash tender or exchange offer made to and accepted by holders of more than 50% of the outstanding Common Stock, all holders of the Historical Warrants would be entitled to receive cash for their Historical Warrants. In the event the Preferred Shares are converted to Common Stock, including in connection with the initial listing of the Common Stock on a national securities exchange as described above, the Company will cease to have two classes of voting stock and accordingly, the Company has determined that in such event the Historical Warrants should be classified as equity.

Additionally, also in connection with the North Run Purchase Agreement, after analyzing the cashless exercise provision within the North Run Warrants, specifically the holder's option to select a price from alternatives for purposes of determining the cashless exercise calculation, the Company determined that the North Run Warrants should be classified as liabilities carried at fair value. In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the Securities and Exchange Commission on November 2, 2026, the Company disclosed that on October 30, 2026, the holder of the North Run Warrants agreed to amend and restate the North Run Warrants to remove the holder's right to select a price from alternatives for purposes of determining the cashless exercise calculation. Accordingly, the Company has determined that on October 30, 2026, the North Run Warrants should be classified as equity.

The Pro Forma Financial Information gives effect to (i) the issuance of 7,213,115 shares of Common Stock upon the conversion of the Preferred Shares prior to the listing of the Common Stock on the Nasdaq Capital Market and (ii) the reclassification of the Historical Warrants and the North Run Warrants from liabilities to equity, as described above.

Any listing of the Common Stock on the Nasdaq Capital Market or any other national securities exchange remains subject to satisfaction of applicable listing requirements, Nasdaq approval and market conditions, and there can be no assurance that an uplisting will be completed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Guerrilla RF, Inc. pro forma condensed consolidated balance sheets as of September 30, 2026, filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: November 10, 2026	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer